UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2000

FIRST GEORGIA HOLDING, INC.

(Exact name of registrant as specified in its charter)

Georgia

(Name or other jurisdiction of incorporation)

0-16657                                                                                                                                          58-1781773

(Commission                                                                                                                                      (IRS Employer

File Number)                                                                                                                      Identification No.)

1703 Gloucester Street, P.O. Box 2257, Brunswick GA.                                                           31521-2257

(Address of principle executive offices)                                                                                      (Zip Code)

Registrant's telephone number, including area code 912-267-7283

Not Applicable

(Former name or former address, if changed since last report.)

Information to be included in report

Item 5. Other Events

The registrant issued the following press release on November 27, 2000:

FIRST GEORGIA BANK REPORTS ANNUAL EARNINGS

First Georgia Holding, Incorporated, reported Net Earnings of $1,432,000 or basic net income per share of $.19 for the 12-month period ended September 30, 2000. This represented a decrease of approximately 36% over the previous year's Net Earnings of $2,220,000. Net Interest Income, before the provision for Loan Losses, increased $2,153,000, or 26%, as compared to the same period last year. The provision for Loan Losses increased $2,131,000, or 419% over the period ended September 30, 1999.

According to Henry S. Bishop, Chairman and CEO of First Georgia Bank, the increase in the Loan Loss Reserve strengthens the Bank's balance sheet at a time when unprecedented growth and increasing uncertainty was occurring in the Bank's lending portfolio. Mr. Bishop stated the increase was based upon the Bank's internal review of its portfolio classification and its emphasis on residential construction lending.

Total Deposits of First Georgia Bank stood at $214,000,000, at September 30, 2000 compared to $173,000,000, at September 30, 1999. This represented an increase of $40,872,000, or 23.6%. Total Loans increased $21,588,000 over the prior year, or 12.3%. Total Assets were up as well, increasing by $34,890,000 to a level of $239,185,000, as of September 30, 2000.

During the past year, the Company continued its phenomenal growth and added another Branch Office adjacent to the Colonial Mall. In addition, the Bank now offers internet service for our customers, which is an added convenience to an already full array of banking services.

First Georgia Bank's Board of Directors includes Henry S. Bishop, B.W. Bowie, Frank Deloach, Terry Driggers, Roy Hodnett, E. Raymond Mock, James D. Moore and D. Lamont Shell. First Georgia's common stock is traded on the National Market System under the NASDAQ symbol, 'FGHC'.

First Georgia Bank, which is locally owned and operated, began operations in Glynn County in 1984. The Bank operates five (5) full-service offices in Glynn County and one (1) full-service Branch Office in the Waycross, Ware County area. The Glynn County area includes the Bank's Main Office on Gloucester Street in downtown Brunswick; Altama Office, 4510 Altama Avenue; St. Simons Island Office, 2461 Demere Road; Colonial Mall Office, Corner of Scranton Road and Mall Boulevard; and the North Brunswick Office, 2001 Commercial Drive, South, off U.S. 341.

For information regarding First Georgia Bank's Common Stock Listing, interested parties should contact the Investor Relation's Department at First Georgia's Main Office (912) 267-7283.

# # #

Forward Looking Statement

The preceding release contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. The words "believe", "estimate", "expect", "intend", "anticipate", and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Georgia Bank

By: _________________________

G.F. Coolidge, III

Dated: November 28, 2000